SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06/30/2004
FILE NUMBER 811-1540
SERIES NO.: 31

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                     7,690
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                     4,610
              Class C Shares                     1,723
              Class R Shares                         1
              Class I Shares                       108

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 12.27
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 12.08
              Class C Shares                   $ 12.07
              Class R Shares                   $ 12.27
              Class I Shares                   $ 12.29